Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-3 (File No. 333-272736) and S-8 (File No. 333-251196) of our report dated April 15, 2024, with respect to the consolidated financial statements of Avalon GloboCare Corp. included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum llp

New York, NY

March 31, 2025